                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                             INVITROGEN CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:
         (2)     Form, Schedule or Registration No.:
         (3)     Filing Party:
         (4)     Date Filed:

                              [INVITROGEN LOGO](TM)

                                                                  March 29, 2001


Dear Stockholder:

         This year's annual meeting of stockholders will be held on April 26, 2001, at 9:00 a.m. local time, at our principal offices located at 1600 Faraday Ave., Carlsbad, California 92008. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the proxy statement, please promptly mark, sign, and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         A copy of our 2000 Annual Report is also enclosed.

         I look forward to seeing you at the annual meeting.


                                       Very truly yours,

                                       /s/ Lyle C. Turner

                                       Lyle C. Turner
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                       CHAIRMAN OF THE BOARD OF DIRECTORS

                             [INVITROGEN LOGO](TM)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 26, 2001


                               ------------------

TO OUR STOCKHOLDERS:

         The Annual Meeting of the Stockholders of Invitrogen Corporation, will be held on April 26, 2001, at 9:00 a.m. local time, at our principal offices located at 1600 Faraday Ave., Carlsbad, California 92008 for the following purposes:

         1. To elect two Class II directors, each to hold office for a three-year term and until his or her respective successor is elected and qualified. The Board of Directors has nominated the following persons for election at the meeting: Kurt R. Jaggers and Bradley G. Lorimier.


         2. To consider a proposal to amend the Invitrogen Corporation 1997 Stock Option Plan to provide that the maximum aggregate number of shares of Stock with respect to which Options may be granted during any calendar year to any Employee may not exceed 500,000 shares, or, in the case of a calendar year during which an Employee first commences employment with any Participating Company, 1,000,000 shares.


         3. To consider a proposal to ratify the appointment of Arthur Andersen LLP as Invitrogen's independent public accountants for the fiscal year ending December 31, 2001.

         4. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on March 5, 2001, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders of record on March 5, 2001, will be available at our principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

                                       By order of the Board of Directors,

                                       /s/ John A. Cottingham

                                       John A. Cottingham
                                       VICE PRESIDENT, GENERAL COUNSEL &
                                       SECRETARY

Carlsbad, California
March 29, 2001


--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS..........................................................................1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS................................................................3

ABOUT THE MEETING.................................................................................................3
         What is the purpose of the annual meeting?...............................................................3
         Who is entitled to vote at the meeting?..................................................................3
         How do I vote?...........................................................................................4
         How do I vote my ESOP or 401(k) shares?..................................................................4

STOCK OWNERSHIP...................................................................................................5
         How much stock is held by Invitrogen's directors, executive officers and largest stockholders?...........5

ELECTION OF DIRECTORS.............................................................................................6
         Nominees for election at the 2001 Annual Meeting of Stockholders.........................................7
         Directors Continuing in Office...........................................................................7
         How often did the Board meet during 2000?................................................................9
         How are directors compensated?...........................................................................9
         What committees has the Board established?...............................................................9
         Certain Relationships and Related Transactions..........................................................11

EXECUTIVE COMPENSATION AND OTHER MATTERS.........................................................................11
         Compensation and Organization Committee Report to Stockholders..........................................11
         What are the Compensation and Organization Committee's responsibilities?................................11
         How are Invitrogen's executive officers compensated?....................................................12
         How is Invitrogen addressing the deductibility of executive compensation?...............................13
         Conclusion..............................................................................................13
         Compensation Committee Interlocks and Insider Participation.............................................13
         Executive Compensation Summary Table....................................................................14
         Option Exercises in Fiscal Year 2000 and Year-End Option Values.........................................15
         Employment and Severance Arrangements...................................................................15
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................16

COMPARISON OF STOCKHOLDER RETURN.................................................................................17

ITEMS FOR STOCKHOLDER CONSIDERATION..............................................................................19
         Election of Directors...................................................................................19
         Amendment to 1997 Stock Option Plan.....................................................................19
         Ratification of Appointment of Independent Public Accountants...........................................20

ADDITIONAL INFORMATION...........................................................................................20

TRANSACTION OF OTHER BUSINESS....................................................................................21

                             [INVITROGEN LOGO](TM)


                             INVITROGEN CORPORATION
                                1600 FARADAY AVE.
                           CARLSBAD, CALIFORNIA 92008


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


         The accompanying proxy is being solicited by the Board of Directors of Invitrogen Corporation and contains information related to the annual meeting of stockholders to be held April 26, 2001, or any adjournment thereof, for the purposes described in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 29, 2001, the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

         Invitrogen will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Invitrogen stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.



                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, stockholders will act upon the matters outlined in the Notice of Meeting that is attached to this proxy statement. These include the election of directors, amendment of the 1997 Stock Option Plan, and ratification of the appointment of our independent auditors. In addition, management will report on the performance of the company during 2000 and will respond to questions from our stockholders. An annual report for the fiscal year ended December 31, 2000, is enclosed with this proxy statement.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only stockholders of record as of the close of business on the record date, March 5, 2001, will be entitled to vote the shares of stock they held on that date at the meeting. As of the record date, we had only shares of one class of common stock outstanding.

         Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Invitrogen's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date 52,281,100 shares of common stock were outstanding.

HOW DO I VOTE?

         VOTING BY COMPLETING THE PROXY CARD. If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

         All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, in favor of the two other proposals specified in the notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting. Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of Invitrogen either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

         VOTING VIA THE INTERNET OR BY TELEPHONE. If you vote via the Internet, you should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

         SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER. If you hold shares that are registered in your name directly with EquiServe LP, the Company's transfer agent, you may vote telephonically by calling (877) 779-8683. Alternatively, you may vote via the Internet by visiting the following site on the World Wide Web: www.eproxyvote.com/ivgn and following the instructions on your screen.

         SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe LP for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. Alternatively, you may vote via the Internet by visiting the following site on the World Wide Web: www.proxyvote.com and following the instructions on your screen.


HOW DO I VOTE MY ESOP OR 401(k) SHARES?

         If you participate in the Invitrogen 401(k) Salary Savings Plan or in the NOVEX 401(k) Employee Stock Ownership Plan you may vote the shares of common stock in your account as of the record date. If you wish to vote those shares, you must give your written instructions to the Plan trustee(s) by April 23, 2001. For the Invitrogen 401(k) Salary Savings Plan, the trustees are Lisa G. McCurdy and James R. Glynn. For the NOVEX 401(k) Employee Stock Ownership Plan, the trustee is Union Bank of California. Participants should receive a ballot (separate from the proxy card) from the trustees to be marked and returned. If you do not receive a ballot, contact Invitrogen prior to the above date.

         If you do not give instructions to the trustees, the shares in your account will be voted by the trustee(s). You may revoke instructions to the trustees by giving them written notice of revocation or a later dated written voting instruction by April 23, 2001.

                                 STOCK OWNERSHIP

HOW MUCH STOCK IS HELD BY INVITROGEN'S DIRECTORS, EXECUTIVE OFFICERS AND LARGEST STOCKHOLDERS?

         The following table sets forth information as of March 1, 2001, regarding the beneficial ownership of Invitrogen's common stock by (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each director and nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors, nominees, and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                                        AMOUNT AND NATURE OF BENEFICIAL
NAME OF BENEFICIAL OWNER(1)                              OWNERSHIP OF COMMON STOCK (2)     PERCENTAGE OF COMMON STOCK
Lyle C. Turner                                                      3,878,285 (3)                       7.4%
American Express Financial Advisors                                 3,131,515                           6.0%
Lewis J. Shuster                                                       80,832 (4)                          *
James R. Glynn                                                         76,139 (5)                          *
David E. McCarty                                                       57,375 (6)                          *
Jay M. Short, Ph.D.                                                    52,000 (7)                          *
Donald W. Grimm                                                        33,000 (8)                          *
Anthony F. Martin, Ph.D.                                               30,000 (9)                          *
Thomas H. Adams, Ph.D.                                                 21,533 (10)                         *
Bradley G. Lorimier                                                    20,000 (11)                         *
Kurt R. Jaggers                                                        13,338 (12)                         *
J. Stark Thompson, Ph.D.                                                    -                              *
All Director and Officers as a group                                4,318,594                           8.4%

*        Less than 1%.

(1) The address for Mr. Turner is 1600 Faraday Avenue, Carlsbad, California 92008. The address for American Express Financial Advisors is 707 Second Avenue South, Minneapolis, Minnesota 55475.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on shares of Invitrogen's common stock outstanding as of March 1, 2001. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days after March 1, 2001, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(3)      Consists of 3,878,285 shares owned directly by Mr. Turner.

(4) Consists of 80,832 shares Mr. Shuster may acquire upon the exercise of stock options.

(5) Consists of 3,641 shares owned directly by Mr. Glynn and 72,498 shares Mr. Glynn may acquire upon the exercise of stock options.

(6) Consists of 26,447 shares owned directly by Mr. McCarty, 30,860 shares Mr. McCarty may acquire upon the exercise of stock options, and 68 shares held of record by NOVEX's ESOP Trust Fund as to which Mr. McCarty is the beneficial owner.

(7) Consists of 47,000 shares Dr. Short may acquire upon the exercise of stock options and options to purchase 5,000 shares held by Dr. Short's spouse.

(8) Consists of 3,000 shares owned by a family trust in which Mr. Grimm has a beneficial interest and 30,000 shares Mr. Grimm may acquire upon the exercise of stock options.

(9)      Consists of 30,000 shares owned directly by Dr. Martin.

(10) Consists of 1,283 shares owned directly by Mr. Adams and 20,250 shares Mr. Adams may acquire upon the exercise of stock options.

(11) Consists of 20,000 shares Mr. Lorimier may acquire upon the exercise of stock options.

(12) Consists of 3,338 shares owned directly by Mr. Jaggers and 10,000 shares Mr. Jaggers may acquire upon the exercise of stock options.


                              ELECTION OF DIRECTORS

         Invitrogen has a classified Board of Directors currently consisting of three Class I directors (Lyle C. Turner, James R. Glynn, and Donald W. Grimm), two Class II directors (Kurt R. Jaggers and Bradley G. Lorimier) and four Class III directors (Thomas H. Adams, Ph.D., David E. McCarty, Jay M. Short, Ph.D., and Lewis J. Shuster), who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

         J. Stark Thompson, Ph.D. resigned from the Board of Directors on March 2, 2001. The Board has not filled this vacancy, and has determined that the Board shall consist of nine directors upon the expiration of the terms of the current Class II directors on April 26, 2001.

         The nominees for election at the 2001 Annual Meeting of Stockholders to fill the Class II positions on the Board of Directors are Kurt R. Jaggers and Brad G. Lorimier. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2004, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

         The following information relates to the nominees listed above and to Invitrogen's other directors whose terms of office will extend beyond the Annual Meeting of Stockholders.

NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS


                                    CLASS II

                                (TERM ENDS 2004)

         KURT R. JAGGERS (age: 42) has served as a Director of Invitrogen since June 1997. Mr. Jaggers has served as a Managing Director of TA Associates, Inc., an equity investment firm, since January 1997. He has also served as a Principal for TA Associates from 1993 to 1996, and as Vice President of that firm from 1990 to 1992. Mr. Jaggers attended Stanford University, receiving B.S. and M.S. degrees in Electrical Engineering, and an M.B.A. He is currently a Director of several private companies.

         BRADLEY G. LORIMIER (age: 55) has served as a Director of Invitrogen since November 1998. Mr. Lorimier has been retired since July 1997. From March 1994 to June 1997 Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company. From July 1991 to March 1994 Mr. Lorimier served as Vice President, Corporate Development of Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson & Johnson, a pharmaceutical manufacturing company. Mr. Lorimier received his B.S. degree in biology from the University of Illinois. He is currently a Director of Matrix Pharmaceutical, Inc. as well as several private companies.


DIRECTORS CONTINUING IN OFFICE

                                     CLASS I

                                (TERM ENDS 2003)

         LYLE C. TURNER (age: 47), a founder of Invitrogen, has served as President, Chief Executive Officer and Chairman of the Board of Directors since February 1988. Previously, Mr. Turner served as Director of Sales and Marketing at Stratagene, a life science research company, from January 1987 through February 1988, and as Technical Sales Specialist at Boehringer Mannheim Biochemicals, a research supply company, from June 1985 to January 1987. From September 1981 through May 1985 Mr. Turner worked at Syntro Corporation, a biotechnology research company, at which his final position was Manager of Business Development. Mr. Turner received his B.A. in chemistry from the University of California, San Diego.

         JAMES R. GLYNN (age 54) became a Senior Vice President, Corporate Development, Chief Financial Officer and Director of Invitrogen in June 1998 and previously served as Director in 1995. In September 1999, Mr. Glynn became an Executive Vice President of Invitrogen. From July 1995 to May 1997 he served as Senior Vice President and Chief Financial Officer and from May 1997 to

July 1998 as Chief Operating Officer, Chief Financial Officer and Director of Matrix Pharmaceutical, Inc., a company focusing on the treatment of cancer. Mr. Glynn served as Executive Vice President, Chief Financial Officer and Director of Mycogen Corporation, an agribusiness and biotechnology company, from April 1987 to February 1995. From 1982 to 1987 Mr. Glynn was Vice President, Finance and Treasurer of Lubrizol Enterprises, Inc., a venture development company. Mr. Glynn received his B.B.A. in Accounting from Cleveland State University.

         DONALD W. GRIMM (age: 59) has served as a Director of Invitrogen since June 1998. From September 1995 to March 1998 Mr. Grimm was Managing Director, West Coast for Copenhagen Capacity, a Danish trade group focused on biotechnology and medical devices. Since June 1995 he has served as Chairman of the Board and President of Strategic Design, a strategic planning and consulting company. He was a Director of MedNet M.P.C. Corp., a medical services company from November 1997 to December 1997. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in 1993 after 23 years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market Research, and Director of Sales. From September 1987 to December 1993, Mr. Grimm served as President, CEO and Chairman of Hybritech, Inc., a company involved in physical and biological research. For the six month period between June 1994 and December 1994, Mr. Grimm served as President, CEO and Director of Telios Pharmaceuticals, a pharmaceutical and medical device company. Telios and MedNet filed petitions for bankruptcy after Mr. Grimm's resignation from those companies. Mr. Grimm received his B.S. in Pharmacy and M.B.A. from the University of Pittsburgh. Mr. Grimm is currently a Director of several private companies and non-profit organizations.


                                    CLASS III

                                (TERM ENDS 2002)

         THOMAS H. ADAMS, PH.D. (age 58) has been a director of the Company since September 14, 2000. He was a director of Life Technologies, Inc. from 1992 until Life Technologies was merged into Invitrogen on September 14, 2000. He is Chairman and Chief Executive Officer of Leucadia Technologies (a biotechnology company). He is the Chairman emeritus of Genta Incorporated (biotechnology company) and was previously Chairman of the Board and Chief Executive Officer of Genta from 1989 to 1997. He previously served as Chairman of the Board and Chief Executive Officer of GenProbe Incorporated (a biotechnology company) which he cofounded in 1984. Dr. Adams is a director of La Jolla Pharmaceuticals, Inc.

         DAVID E. MCCARTY (age 58) has served as a Director of Invitrogen since August 1999. From August to September 1999 he served as Senior Vice President and in September 1999 he served as Executive Vice President of Invitrogen. Previously, Mr. McCarty served as President and Chief Executive Officer of NOVEX, a position he held from August 1997 through September 1999. Prior to joining NOVEX, Mr. McCarty was President and CEO of Alexon Biomedical, an immunoassay diagnostic company which he joined in 1990. Mr. McCarty holds a B.S. in Chemistry from California State University at Northridge and an M.B.A. from California State University at Long Beach. Mr. McCarty is serving as a director of Invitrogen pursuant to our merger agreement with NOVEX. Mr. McCarty also serves as a director of several other privately held companies.

         JAY M. SHORT, PH.D. (age 43) has served as a Director of Invitrogen since February 1995. From September 1994 to the present, Dr. Short has served as Chief Technology Officer and Director of Diversa Corporation, a biotechnology company. In 1999 Dr. Short was named President and subsequently CEO of Diversa. From September 1985 to September 1994, Dr. Short held various positions at Stratagene, including Vice President, Research and Development & Operations and Senior Staff Scientist. In addition, he was President of Stratacyte Inc., a molecular biology company and wholly owned subsidiary of Stratagene. Dr. Short received his Ph.D. in Biochemistry from Case Western Reserve University. Dr. Short is currently a Director of StressGen Biotechnologies Corporation, a biopharmaceutical company, and has served in that role since 1994.

         LEWIS J. SHUSTER (age: 45) serves as our President, Genomics. Prior to that he served as Executive Vice President of Invitrogen since December 2000 and was the Chief Operating Officer of Invitrogen from February 2000 to December 2000. He has served as a director of Invitrogen since June 1998. From February 1999 to December 1999 he was President and Chief Operating Officer of Pharmacopeia Laboratories, an operating unit of Pharmacopeia, Inc., a pharmaceutical and biotechnical research company. From November 1994 to February 1999 Mr. Shuster served as Executive Vice President and Chief Financial Officer of Pharmacopeia, Inc. From September 1992 to November 1994 Mr. Shuster served as Executive Vice President, Operations and Finance of Human Genome Sciences, Inc., a pharmaceutical company. Mr. Shuster received his M.B.A. from Stanford University Graduate School of Business and his B.A. from Swarthmore College. He is currently a Director of US Biomaterials Corporation, a private biomedical company.

HOW OFTEN DID THE BOARD MEET DURING 2000?

         During the fiscal year ended December 31, 2000, the Board of Directors held ten meetings. Each director serving on the Board of Directors in fiscal year 2000 attended at least 75% of such meetings of the Board of Directors and the Committees on which he served, with the exception of Dr. Short.

HOW ARE DIRECTORS COMPENSATED?

         Invitrogen currently pays its non-officer Directors $1,000 per meeting. Directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Since November 19, 1998, directors who are not employees of Invitrogen received annual grants of options to purchase 10,000 shares of common stock under Invitrogen's 1997 Stock Option Plan.

         Pursuant to written consulting agreements, Directors Grimm and Lorimier received from Invitrogen in the year 2000 $20,650 and $32,000, respectively, for the performance of additional services in their capacities as Board members, consisting primarily of providing oversight for the process of integrating Life Technologies into Invitrogen.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has established an Audit Committee and a Compensation and Organization Committee. Invitrogen does not have a standing nominating committee, but the Compensation and Organization Committee is charged with performing certain functions typically performed by a nominating committee. The Audit Committee, consists of Dr. Adams, Mr. Jaggers, and Mr. Lorimier. The Compensation and Organization Committee consists of Mr. Grimm, Mr. Jaggers, and Dr. Short.

         AUDIT COMMITTEE. The Audit Committee's function is to review with our independent public accountants and management the annual financial statements and independent public accountants' opinion, review the plan, scope and results of the audit by the independent public accountants, review all professional services performed and related fees by the independent public accountants, recommend the retention or replacement of the independent public accountants to the Board of Directors, and monitor the adequacy of Invitrogen's accounting and financial policies, controls, and reporting systems. During the fiscal year ended December 31, 2000, the Audit Committee held four meetings.

         The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(15).

         In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which was further revised in 2001. A copy of the Audit Committee Charter as revised is attached to this Proxy Statement as Exhibit A.

         The following is a copy of the report made by the Audit Committee to the Board of Directors in February 2001.

         To the Board of Directors of Invitrogen Corporation:

         We have reviewed and discussed with management Invitrogen's audited financial statements as of and for the year ended December 31, 2000.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based upon the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors, that the financial statements referred to above be included in Invitrogen's Annual Report on Form 10- K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         THE AUDIT COMMITTEE

         Bradley G. Lorimier, Audit Committee Chair
         Thomas H. Adams, Ph.D., Audit Committee Member
         Kurt R. Jaggers, Audit Committee Member

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Invitrogen for the fiscal year ended December 31, 2000, by Invitrogen's principal accounting firm, Arthur Andersen LLP:

Audit Fees                                            $   443,500
Financial Information Systems Design
     and Implementation Fees                                    -
All Other Fees                                            760,200(1)
                                                      -----------
                                                      $ 1,203,700
                                                      ===========

         COMPENSATION AND ORGANIZATION COMMITTEE. On January 4, 2001, the Board changed the name of the Compensation Committee to the "Compensation and Organization Committee." The functions of the Compensation and Organization Committee include providing guidance to management and assisting the Board in matters relating to the compensation of the CEO and senior executives, the organizational structure and operation of the Board, recruitment of Board members, Invitrogen's compensation and benefits programs, Invitrogen's succession, retention and training programs; and such other matters that directly impact the success of our human resources.

         During the year ended December 31, 2000, the Compensation Committee held two meetings. The Compensation and Organization Committee is responsible for leading any searches for new Board candidates. This committee will consider for inclusion in its nominations of new directors nominees proposed by stockholders. Any stockholder who wishes to recommend for the Compensation and Organization Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to Invitrogen's Secretary at the following address: 1600 Faraday Avenue, Carlsbad, CA 92008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into indemnification agreements, or have assumed through mergers the obligations of acquired entities in indemnification agreements, with each of our officers and directors. These agreements could require us to indemnify those officers and directors against liabilities that arise by reason of their status or service as officers or directors. In certain circumstances the agreements would also require us to advance the expenses an officer or director incurs in legal proceedings. Invitrogen intends to execute such agreements with its future directors and executive officers.



                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION AND ORGANIZATION COMMITTEE REPORT TO STOCKHOLDERS

WHAT ARE THE COMPENSATION AND ORGANIZATION COMMITTEE'S RESPONSIBILITIES?

         In January 2001 the Board changed the name of the Compensation Committee to the "Compensation and Organization Committee" (referred to below as the "Committee"). In fiscal 2000, the Committee was responsible for setting and administering our overall compensation policies and the

------------------------------
(1) Includes an estimate of $200,000 for the 2000 Statutory Audits annual compensation of the CEO and other executive officers. Invitrogen's executive compensation is designed to be closely linked to long-term corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Invitrogen's success in meeting specified performance goals and to appreciation in our stock price over time. The overall objectives of this strategy are to attract and retain executive talent of the highest quality, to motivate these executives to achieve the goals inherent in our strategy, to link executive and stockholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions as well as overall business results.

         The Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, including the individuals named in the Summary Compensation Table, and reviews the compensation policies and pay practices employed with respect to all of Invitrogen's other executive-level employees. This practice is designed to ensure consistency throughout the executive compensation program. The key elements of our executive compensation program consist of base salary, cash bonuses and stock options. The Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Turner, are discussed below.

HOW ARE INVITROGEN'S EXECUTIVE OFFICERS COMPENSATED?

         SALARY. Invitrogen strives to offer salaries to its executive officers that are competitive in its industry and in its geographic regions for similar positions requiring similar qualifications. In determining executive officers' salaries, the Committee considers salary surveys of companies in similar industries, and of similar size and geographic location. Companies selected for salary comparisons are not necessarily the same companies used to compare stock performance in the chart under the heading "Comparison of Stockholder Return." In addition to competitive industry salaries, the Committee also takes into account the subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service.

         The Committee generally evaluates the performance and sets the salary of our executive officers on an annual basis. In 2000, the executive officers were Chief Executive Officer, Lyle C. Turner, Chief Financial Officer, James R. Glynn, President, Genomics, Lewis J. Shuster, and President, Molecular Biology, Anthony F. Martin, Ph.D. Performance evaluations for individual executive officers are based on individual goals set by the Committee. The goals of executive officers are based on their individual management responsibilities. In addition to reviewing the results of the performance evaluations and information concerning competitive salaries, the Committee considers Invitrogen's financial condition and performance in evaluating salary adjustments. The salaries are evaluated by the Committee, with each member using his personal judgment and subjective factors to assess performance.

         BONUSES. Invitrogen seeks to provide additional incentives and rewards to executive officers who make contributions of outstanding value. For this reason, we may award incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Cash bonuses are based on a subjective evaluation of personal performance and existing salary as well as a formula-based evaluation of company performance.

         STOCK OPTIONS. The Committee believes that equity ownership provides significant additional incentive to executive officers to maximize value for Invitrogen's stockholders, and therefore makes periodic grants of stock options under the Invitrogen 1995 and 1997 Option Plans to those officers (as well as other employees). Such options are granted at the prevailing market price, and will only have value if our stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

         In fiscal year 2000, the Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of our industry, geographic locations, and size. Generally, these option grants vest over five years. Option grants to executive officers for fiscal year 2000 are set forth in the table entitled "Option Grants in Last Fiscal Year" in the section entitled "Executive Compensation and Other Matters."

HOW IS INVITROGEN ADDRESSING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

         Section 162(m) of the Internal Revenue Code of 1986 and the related regulations of the Internal Revenue Service limit the amount of compensation a corporation may deduct as a business expense paid to any of its Chief Executive Officer and its four other most highly compensated officers to $1,000,000 each in any year, except to the extent that such compensation qualifies as "performance based" compensation. Although the Committee considers the net cost to Invitrogen in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" compensation or will otherwise be tax deductible by Invitrogen. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

CONCLUSION

         The Committee believes that linking executive compensation to individual and company performance results in better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation paid to its executives during 2000, including the Chief Executive Officer, reflects Invitrogen's compensation goals and policy.

Members of the Compensation and Organization Committee:

                  Donald W. Grimm, Chair
                  Kurt R. Jaggers
                  Jay M. Short, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In March 1997 Invitrogen made an initial investment of $500,000 to acquire shares of preferred stock and a warrant to purchase shares of preferred stock of Morphagen, Inc., ("Morphagen") a start-up company engaged in the business of researching and developing Morphatides, a special type of nucleic acid. The President of Morphagen, Heidi Short, is the spouse of Dr. Short, a member of the Board of Directors of Invitrogen. During 1997, Invitrogen performed research services for Morphagen for which it was paid approximately $81,000. In November 1998, Invitrogen acquired all of the outstanding shares of

Morphagen not already owned by Invitrogen in exchange for a grant of an option to purchase 50,000 shares of Invitrogen common stock, at an exercise price of $8.50 per share, to Heidi Short, payment of royalties contingent upon certain milestones, the assumption of outstanding options of Morphagen employees and the assumption of certain liabilities. Morphagen was dissolved as a separate corporate entity in 1999. Dr. Short's father, Roy Short, receives royalties of approximately $100,000 per year from sales relating to Invitrogen's DNA DipStick product line and electroporation cuvettes.

         There were no other interlocks or other relationships among Invitrogen's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

EXECUTIVE COMPENSATION SUMMARY TABLE

         The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning the compensation of the Chief Executive Officer of Invitrogen and each of the other most highly compensated executive officers (the "Named Executive Officers") as of December 31, 2000, whose total salary and bonus for the year ended December 31, 2000, exceeded $100,000 for services rendered in all capacities to Invitrogen.


                                                ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                                -------------------             ----------------------------------------
                                                                                     SECURITIES             ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR         SALARY            BONUS      UNDERLYING OPTIONS      COMPENSATION (1)
    ---------------------------                                                 ------------------      ----------------
Lyle C. Turner                       2000     $    333,375       $        -                    -                   -
President and Chief Executive        1999          308,449              250                    -                   -
Officer                              1998          285,601          270,998                    -                   -



James R. Glynn                       2000          317,125                -              152,221                   -
Executive Vice President and Chief   1999          252,500           25,250                    -                   -
Financial Officer                    1998          136,146          123,125              250,000                   -



Lewis J. Shuster                     2000          255,583                -              252,115                   -
President, Genomics                  1999                -                -               10,000                   -
                                     1998                -                -               10,000                   -


Anthony F. Martin, Ph.D.             2000          245,816 (2)            -                    -                   -
President, Molecular Biology         1999                -                -                    -                   -
                                     1998                -                -              290,000                   -


(1) Does not include perquisites paid to any of the listed executives that did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the officer.

(2) Dr. Martin's salary was paid in British Pounds Sterling. The U.S. Dollar amount listed is based on a salary of (pound)168,000, applying the conversion rate in effect on December 31, 2000.

OPTION GRANTS IN FISCAL YEAR 2000

                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                     NUMBER OF      % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                     SECURITIES       OPTIONS                                      PRICE APPRECIATION FOR OPTION
                                     UNDERLYING     GRANTED TO                                                 TERM
                                      OPTIONS      EMPLOYEES IN    EXERCISE OR     EXPIRATION    ----------------------------------
              NAME                    GRANTED       FISCAL YEAR     BASE PRICE        DATE             5%               10%
---------------------------------- --------------- -------------- --------------- -------------- ---------------- -----------------
Glynn, James R.                         2,221           0.1%       $   60.00         1/01/10     $     83,807     $    212,382
                                      100,000           2.5            54.38         1/04/10        3,419,615        8,665,975
                                       50,000           1.2            75.20         7/01/10        2,364,738        5,992,711
Shuster, Lewis J.                       2,115           0.1            60.00         1/01/10           79,806          202,246
                                      250,000           6.2            72.00         2/24/10       11,320,103       28,687,364


OPTION EXERCISES IN FISCAL YEAR 2000 AND YEAR-END OPTION VALUES

         The table below provides information about stock options exercised during the year ended December 31, 2000 and the number and value of options held by the executive officers described above at December 31, 2000. The closing price of our common stock on December 29, 2000, the last trading day of the year, was $86.375 per share.

                                              YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               SHARES                           OPTIONS AT DECEMBER 31, 2000          DECEMBER 31, 2000
                             ACQUIRED ON                       ------------------------------- --------------------------------
           NAME               EXERCISE       VALUE REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
--------------------------- -------------- ------------------- -------------- ---------------- --------------- ----------------
Glynn, James R.                150,000      $   11,353,500         43,333         208,888      $  2,315,995    $  9,578,684
Martin, Anthony F.             166,000          12,510,821              -         200,000                 -      14,875,000
Shuster, Lewis J.                    -                   -         61,666         210,449         2,150,449       3,050,584

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

         We entered into an agreement with Lewis J. Shuster as of February 2000 in connection with his employment as Chief Operating Officer of Invitrogen. The agreement calls for an initial base salary of $300,000 per year, pro rated for part time employment. The agreement also provides that Mr. Shuster is eligible for an annual bonus according to Invitrogen's executive bonus plan; pursuant this plan for 2000 Mr. Shuster is eligible for a bonus equal to 25% of his base salary. The agreement reflects the grant of an option to purchase 250,000 shares of common stock at the fair market value on his date of employment. If Invitrogen terminates Mr. Shuster's employment, the agreement calls for a lump-sum severance payment of at least 6 months' salary and up to 18 months, depending upon various circumstances.

         We entered into a Service Agreement with Anthony F. Martin, Ph.D. on January 1, 2000 in connection with his employment as President and CEO of Invitrogen, B.V. The agreement calls for an initial base salary of (pound)168,000 per year. The agreement also provides that Dr. Martin is eligible for an annual bonus of 30% of his base salary. If Dr. Martin's employment is terminated by Invitrogen other than for cause, the agreement calls for a lump-sum severance payment equal to the salary and bonus which Dr. Martin earned in the 12 months preceding the termination of employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of Invitrogen common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require these individuals to give us copies of all
Section 16(a) forms they file.

         Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a), except with regards to certain filings by some of Invitrogen's officers as follows: John A. Cottingham and C. Eric Winzer, each filed an amended Form 3 to reflect the ownership of shares of restricted stock of Dexter Corporation ("Dexter"), which became stock of Invitrogen upon the merger with Dexter; John Thompson filed a late Form 3; and Anthony F. Martin filed a late Form 4.

                        COMPARISON OF STOCKHOLDER RETURN


         Below is a line graph comparing changes though December 31, 2000, in the cumulative total return on Invitrogen common stock (traded under the symbol
IVGN), a broad market index, namely the NASDAQ Stock Market-U.S. Index (the "NASDAQ Index") and an industry index, namely the NASDAQ Pharmaceutical Stocks Index (the "Industry Index"). The NASDAQ Pharmaceutical Stocks Index, a published industry index, encompasses companies operating under the same 3-digit Standard Industry Code (SIC) as that of Invitrogen. The comparison assumes that on February 26, 1999 (the first day of public trading for our common stock) $100 was invested in Invitrogen common stock and in each of the indices and assumes the reinvestment of dividends, where applicable.







                              [PERFORMANCE GRAPH]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC:

--------------------------------------------------------------------------------------------------
      DATE             IVGN              NASDAQ US              NASDAQ PHARMACEUTICAL STOCKS
--------------------------------------------------------------------------------------------------
    02/26/99              15.375             765.661                              535.552
    03/31/99              12.875             823.596                              574.092
    04/30/99              17.938             850.128                              529.899
    05/28/99              19.500             826.583                              563.841
    06/30/99              24.688             900.956                              584.810
    07/30/99              29.000             884.708                              656.155
    08/31/99              25.625             922.119                              711.432
    09/30/99              33.625             923.386                              672.762
    10/29/99              25.000             997.393                              681.677
    11/30/99              30.125           1,118.741                              767.780
    12/31/99              60.000           1,364.746                              983.873
    01/31/00              66.125           1,314.116                            1,129.460
    02/29/00              84.500           1,563.804                            1,586.419
    03/31/00              58.063           1,531.672                            1,207.538
    04/28/00              62.375           1,288.290                            1,061.366
    05/31/00              39.875           1,132.880                            1,037.262
    06/30/00              75.203           1,331.669                            1,340.430
    07/31/00              62.750           1,259.521                            1,248.162
    08/31/00              63.125           1,408.339                            1,494.195
    09/29/00              71.125           1,225.310                            1,474.396
    10/31/00              76.063           1,124.218                            1,331.644
    11/30/00              72.063             866.770                            1,176.071
    12/29/00              86.375             821.146                            1,223.782

                       ITEMS FOR STOCKHOLDER CONSIDERATION


                        --------------------------------

                                   PROPOSAL 1

ELECTION OF DIRECTORS

         Invitrogen has a classified Board of Directors currently consisting of three Class I directors (Lyle C. Turner, James R. Glynn, and Donald W. Grimm), two Class II directors (Kurt R. Jaggers and Bradley G. Lorimier) and four Class III directors (Thomas H. Adams, Ph.D., David E. McCarty, Jay M. Short, Ph.D., and Lewis J. Shuster), who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

         The nominees for election at the 2001 Annual Meeting of Stockholders to fill the Class II positions on the Board of Directors are Kurt R. Jaggers and Bradley G. Lorimier. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2004, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

         If a quorum is present, either in person or by proxy, the two nominees who receive the greatest number of votes cast will be elected as Class II directors. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.


                                   PROPOSAL 2

AMENDMENT TO 1997 STOCK OPTION PLAN

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides for the deductibility by a company of compensation provided to certain employees through a stock option plan, provided the plan meets certain requirements. Companies may get relief from these requirements for a period of time following an initial public offering, but thereafter the plan must comply with the IRS rules. The Board is proposing the adoption of an amendment to the Invitrogen Corporation 1997 Stock Option Plan so that future option grants under the Plan may qualify as performance-based compensation under Section 162(m), allowing Invitrogen to take a deduction in appropriate circumstances. The proposed amendment is as follows:

                  Pursuant to Section 12 of the Invitrogen Corporation 1997 Stock Option Plan, as amended (the "Plan"), the Plan is hereby amended to add a new Section 4.3 thereto to read as follows:

                           "4.3 INDIVIDUAL SHARE LIMIT. The maximum aggregate
                  number of shares of Stock with respect to which Options may be granted during any calendar year to any Employee may not exceed 500,000 shares or, in the case of the calendar year during which an Employee first commences employment with any Participating Company, 1,000,000 shares (subject to adjustment to reflect changes in capital structure covered by Section 4.2 above)."

         The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for adoption of this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote "against" this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1997 STOCK OPTION PLAN.

                                   PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the independent public accountants to audit our financial statements for the fiscal year ended December 31, 2001. Arthur Andersen LLP has acted in such capacity since its appointment in July 1997. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares of common stock cast at the meeting is required for adoption of this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. An abstention will have the same effect as a vote "against" the proposal and a broker non-vote will have no effect on the vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                             ADDITIONAL INFORMATION

         ADVANCE NOTICE PROCEDURES. Our bylaws require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered to or mailed by the stockholder and received at Invitrogen not less than 120 days prior to the anniversary of the prior year's proxy statement, except if we did not hold a an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days form the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

         STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING. All stockholder proposals that are intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at our offices at 1600 Faraday Ave., Carlsbad, California 92008, ATTN: Corporate Secretary no later than November 26, 2001, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting. Any stockholder who intends to present a proposal at the Company's 2002 Annual Meeting of Stockholders without requesting the Company to include such proposal in the Company's proxy statement must notify the Company not later than February 10, 2002, of his, her or its intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board of Directors of the Company and delivered to the Company in connection with the meeting.


                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                       By Order of the Board of Directors

                                       /s/ John A. Cottingham

                                       John A. Cottingham
                                       VICE PRESIDENT, GENERAL COUNSEL &
                                       SECRETARY


March 29, 2001
Carlsbad, California

                                 DETACH HERE


                                    PROXY


                           INVITROGEN CORPORATION


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 26, 2001


The undersigned hereby appoints LYLE C. TURNER, JAMES R. GLYNN and JOHN A. COTTINGHAM, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Invitrogen Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Invitrogen's offices at 1600 Faraday Avenue, Carlsbad, California on April 26, 2001 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, such proxies being directed to vote on the proposals as specified on the reverse side.


-------------                                                     -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                              SIDE
-------------                                                     -------------

------ PLEASE MARK
  \/   VOTES AS IN
  /\   THIS EXAMPLE
------

The shares represented by this proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSALS LISTED BELOW AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

1. To elect the following directors to serve for three-year terms and until their successors are elected and qualified:
   Nominees: (01) Kurt R. Jaggers and (02) Bradley G. Lorimier.
           ------           ------
     FOR                            WITHHELD
     ALL                            FROM ALL
  NOMINEES ------           ------  NOMINEES

------                                                MARK HERE   ------
                                                     FOR ADDRESS
                                                     CHANGE AND
------  ---------------------------------------      NOTE BELOW   ------
        For all nominees except as noted above

2. To amend the Invitrogen Corporation 1997 Stock Option Plan to provide that the maximum aggregate number of shares of Stock with respect to which Options may be granted during any calendar year to any Employee may not exceed 500,000 shares, or, in the case of a calendar year during which an Employee first commences employment with any Participating Company, 1,000,000 shares.

  FOR     AGAINST   ABSTAIN
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3. To ratify the appointment of Arthur Andersen LLP as the Independent accountants of the Company for the year ending December 31, 2001.

  FOR     AGAINST   ABSTAIN
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Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the names of two or more persons, each should sign. Please give full title as capacity in which signing if not if not signing as an individual.


Signature:                  Date:        Signature:                  Date:
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